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                                                                   Exhibit 10.21

(COTT LOGO)

                                                        Cott Corporation
                                                        207 Queen's Quay West
                                                        Suite 340
                                                        Toronto, Ontario M5J 1A7

                                                        Tel 416 203 3898
                                                        Fax 416 203 8171

TINA DELL'AQUILA
HAND DELIVERED

Wednesday, 25 May 2005

PRIVATE AND CONFIDENTIAL: TINA DELL'AQUILA

Dear Tina

Further to our recent discussions I am very pleased to be able to confirm to you in writing the following interim changes to your terms and conditions of employment.

JOB TITLE:         Interim Chief Financial Officer

REPORTING MANAGER: John Sheppard-President & Chief Executive Officer

EFFECTIVE DATE:    Monday 2nd May 2005.

SALARY: You will receive an additional payment of $10,000 per month (pro-rated for part months) less appropriate withholdings. Once the CFO is recruited this payment will continue for a further period of 3 months.

BONUS: For the year 2005 your bonus eligibility percentage will be 65% of your base salary.

TERMINATION:       In the event that your employment is terminated by Cott for any reason other than just cause, Cott will provide you with a severance package equal to 18 months base salary, bonus guaranteed at 100% targeted payout, car allowance and benefits (excluding long and short term disability coverage and the out-of country benefits). This payment will be inclusive of any amounts to which you would otherwise be entitled at law and no other compensation or payments will be made to you in such event. In addition, the payment will be subject to you signing a release in form and content satisfactory to Cott at such time.

All other existing terms and conditions remain the same.

Tina, on a personal note I am looking forward to working more closely with you. Please contact me if you have any queries with regard to the above. In the meantime could you please sign one copy of this amendment to terms and conditions letter and pass back to Sher Zaman - HR.

Yours sincerely


/s/ John Sheppard
------------------------------------
John Sheppard
President & Chief Executive Officer

     I agree and accept the above amendments to my terms and conditions of employment.

Signature:                               Dated: May 31, 2005


/s/ Tina Dell'Aquila
------------------------------------

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                                                                   EXHIBIT 10.21

                           CONFIDENTIALITY UNDERTAKING

TO: Cott Corporation ("Cott"), its subsidiaries, affiliates and associated companies (collectively and individually, the "Corporation")

FROM: TINA DELL'AQUILA (the "Executive")

FOR GOOD AND VALUABLE CONSIDERATION, including without limitation the Executive's employment with the Corporation and the wages and salary and other benefits received and to be received by the Executive in respect of such employment, and in particular, but without limitation, the grant to the Executive of options to purchase common shares of the Cott on September 14, 1998, the receipt and sufficiency of which consideration the Executive hereby acknowledges:

1.   CONFIDENTIALITY

The Executive acknowledges that in the course of carrying out, performing and fulfilling his obligations to the Corporation, the Executive has had and will have access to and has been and will be entrusted with information that would reasonably be considered confidential to the Corporation, the disclosure of which to competitors of the Corporation or to the general public, will be highly detrimental to the best interests of the Corporation. Such information ("Confidential Information") includes, without limitation, trade secrets, know-how, marketing plans and techniques, cost and pricing figures, customer lists, supplier lists, software, and information relating to employees, suppliers, customers and persons in contractual relationships with the Corporation. Except as may be required in the course of carrying out his duties to the Corporation, the Executive covenants and agrees that he will not disclose, so long as he is employed by the Corporation or at any time thereafter, any of such Confidential Information to any person, other than to the directors, officers, employees or agents of the Corporation that have a need to know such Confidential Information, nor shall the Executive use or exploit, directly or indirectly, such Confidential Information for any purpose other than for the purposes of the Corporation, nor will he disclose nor use for any purpose, other than for those of the Corporation any other information which he may acquire during his employment with respect to the business and affairs of the Corporation. Notwithstanding all of the foregoing, the Executive shall be entitled to disclose such Confidential Information if required pursuant to a subpoena or order issued by a court, arbitrator or governmental body, agency or official, provided that the Executive shall first have:

     i.   notified the Corporation;

     ii. consulted with the Corporation on the advisability of taking steps to resist such requirements; and

     iii. if the disclosure is required or deemed advisable, cooperate with the Corporation in an attempt to obtain an order or other assurance that such Confidential Information will be accorded confidential treatment.

2.   INVENTIONS

The Executive acknowledges and agrees that all right, title and interest in and to any information, trade secrets, advances, discoveries, improvements, research materials and data bases made or conceived by the Executive prior to or during his employment relating to the business or affairs of the Corporation, shall belong exclusively to the Corporation. The Executive waives any and all moral rights he may have in respect of any such items and acknowledges that all of them shall be considered to be "works for hire" and owned by the Corporation. In connection with the foregoing, the Executive agrees to execute any assignments and/or acknowledgements as may be requested by the Corporation from time to time.

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3.   CORPORATE OPPORTUNITIES

Any business opportunities related to the business of the Corporation which become known to the Executive during his employment must be fully disclosed and made available to the Corporation by the Executive, and the Executive agrees not to take or attempt to take any action if the result would be to divert from the Corporation any opportunity which is within the scope of its business.

4.   PROPERTY

Upon termination of the Executive's employment, for whatever reason, the Executive will return to the Corporation all property belonging to the Corporation, including without limitation, all Confidential Information, keys, manuals, customer lists, computer software and hardware, correspondence, files, records (howsoever maintained), money, cards and supplies which may be in the Executive's possession or control.

5.   GENERAL PROVISIONS

(a) The Executive acknowledges and agrees that in the event of a breach of the covenants, provisions and restrictions in this Undertaking, the Corporation's remedy in the form of monetary damages will be inadequate and that the Corporation shall be and is hereby authorized and entitled, in addition to all other rights and remedies available to it, to apply for and obtain from a court of competent jurisdiction interim and permanent injunctive relief and an accounting of all profits and benefits arising out of such breach.

(b) The parties acknowledge that the restrictions in this Undertaking are reasonable in all of the circumstances. If any of the restrictions are determined to be unenforceable as going beyond what is reasonable in the circumstances for the protection of the interests of the Corporation but would be valid, for example, if the scope of their time periods or geographic areas were limited, the parties consent to the court making such modifications as may be required and such restrictions shall apply with such modifications as may be necessary to make them valid and effective.

(c) Each and every provision of Sections 1, 2, 3, 4 and 5 shall survive the termination of the Executive's employment (regardless of the reason for such termination).

(d) This Undertaking will be construed and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

EXECUTED THIS 27 DAY OF OCTOBER, 1998.


TINA DELL'AQUILA                    L/S
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NAME: TINA DELL'AQUILA


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